UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2018

EPHS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55906	82-4383947
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7694 Colony Palm Drive Boynton Beach, FL 33436

(Address of principal executive offices and zip code)

(212) 321-0091

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02

Departure of Director or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 20, 2018, EPHS Holdings, Inc. (“EPHS”) announced the appointment of Stuart R. Ross as Chief Financial Officer (“CFO”) of EPHS, effective immediately. Mr. Ross has previously assisted public companies listed on the TSX Venture Exchange and the NASDAQ Exchange for 30 years. He has held various senior positions including President, CEO, CFO, Executive Vice President and Directorships within various industries, including: mining, beverage production and distribution, medical services, gaming and merchant banking. From 2017 to present, Mr. Ross served as President and CEO of Cardero Resource Corp, a TSXV listed mining and exploration company. Prior to that from 2015 to 2017, Mr. Ross worked as an independent consultant advising multiple businesses. Prior to that, from 2007 to 2015, Mr. Ross was the CEO of El Tigre Silver Corp, a TSXV listed mining and exploration company.

EPHS is not aware of any related person transaction, directly or indirectly, with or involving Mr. Ross within the scope of Item 404(a) of Regulation S-K or otherwise.

Mr. Ross succeeds Gianfranco Bentivoglio, who previously served as both EPHS’s CFO and Chief Executive Officer (“CEO”).  Mr. Bentivoglio will remain as the CEO.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

99.1

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 20, 2018	EPHS HOLDINGS, INC.

	By:	/s/ Gianfranco Bentivoglio
	Name:	Gianfranco Bentivoglio
	Title:	Chief Executive Officer